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Exhibit 3.3

JDC ACQUISITION INC.

ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)

ARTICLE I

        The exact name of the corporation is:

        JDC Acquisition Inc.

ARTICLE II

        The purpose of the corporation is to engage in the following business activities:

  To operate a corporation dealing with construction and demolition materials, including removal and disposal of soil and other materials, and to carry on any business or activity which may be lawfully carried on by a corporation organized under M.G.L. Chapter 156B, whether or not related to those purposes referred to above.

ARTICLE III

        State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	1,000	$1.00

Preferred:		Preferred:

ARTICLE IV

        If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

        Not applicable.

ARTICLE V

        The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

        None.

ARTICLE VI

        Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

        None.

ARTICLE VII

        The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

        The date of filing.

ARTICLE VIII

        The information contained in Article VIII is not a permanent part of the Articles of Organization.

  (a)
  The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

    218 Lincoln Street, Allston, MA 02134

  (b)
  The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Christopher Berardi	85 Andrews Road Marlboro, MA 01752	P. O. Box 326 Allston, MA 02134
Treasurer:	Leslie A. Braun	2122 W. Potomac Ave., #1 Chicago, IL 60622	P. O. Box 326 Allston, MA 02134
Clerk:	Richard Johnson	278 Ash Street Hopkinton, MA 01748	P. O. Box 326 Allston, MA 02134
Directors:	Christopher Berardi Douglas B. Mackie	Same as above. 1716 Highland Terrance Glenview, IL 60025
  (c)
  The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

        December 31.

  (d)
  The name and business address of the resident agent, if any, of the corporation is:

        CT Corporation System, 101 Federal Street, Boston, Massachusetts 02110.

ARTICLE IX

        By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

ARTICLES OF MERGER
(General Laws, Chapter 156B, Section 78)

Merger of:

J.D.C. Soil Management & Development LLC
and
JDC Acquisition Inc.,
the constituent corporations, into
JDC Acquisition Inc.,
one of the constituent corporations.

        The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1.
An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) hereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2.
The effective date of the merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

  The date of filing.

3.
The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

  Article I: The exact name of the corporation is JDC Soil Management & Development Inc.

  (a)
  (For a consolidation): The purpose of the resulting corporation is to engage in the following business activities:

  Not applicable.

  (b)
  State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	Not applicable.

Preferred:		Preferred:
  (c)
  If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

        Not applicable.

  (d)
  The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

        None.

  (e)
  Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

        None.

4.
The information contained in Item 4 is not a permanent part of the Articles of Organization of the surviving corporation.

(a)
The street address of the surviving corporation in Massachusetts is: (post office boxes are not acceptable)

        218 Lincoln Street, Allston, MA 02134

  (b)
  The name, residential address, and post office address of each director and officer of the surviving corporation is:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	See attached page.
Treasurer:
Clerk:
Directors:
  (c)
  The fiscal year (i.e., tax year) of the surviving corporation shall end on the last day of the month of:

        December

  (d)
  The name and business address of the resident agent, if any, of the surviving corporation is:

        CT Corporation System, 101 Federal Street, Boston, MA 02110

ATTACHMENT TO ARTICLES OF MERGER

        4(b) The name, residential address, and post office address of each director and officer of the surviving corporation is:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Christopher Berardi	85 Andrews Road Marlboro, MA 01752	P. O. Box 326 Allston, MA 02134
Treasurer:	Leslie A. Braun	2122 W. Potomac Ave., #1 Chicago, IL 60622	P. O. Box 326 Allston, MA 02134
Clerk:	Richard Johnson	278 Ash Street Hopkinton, MA 01748	P. O. Box 326 Allston, MA 02134
Senior Vice President and Chief Financial Officer:	Deborah A. Wensel	824 W. 67th Street Darien, IL 60561	P. O. Box 326 Allston, MA 02134
Senior Vice President:	Douglas B. Mackie	1716 Highland Terrace Glenview, IL 60025	P. O. Box 326 Allston, MA 02134
Assistant Treasurer and Assistant Clerk:	Donald J. Luce	10900 Oakley Chicago, IL 60643	P. O. Box 326 Allston, MA 02134
Directors:	Christopher Berardi	85 Andrews Road Marlboro, MA 01752
	Douglas B. Mackie	1716 Highland Terrance Glenview, IL 60025

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JDC ACQUISITION INC. ARTICLES OF ORGANIZATION (General Laws, Chapter 156B)